Exhibit 1.1

[    ] Shares

Preferred Stock, Without Par Value

Including Shares in the Form of American Depositary Receipts

FORM OF INTERNATIONAL AGENCY AND PURCHASE AGREEMENT

[April] [    ], 2005

INTERNATIONAL AGENCY AND PURCHASE AGREEMENT

[April] [    ], 2005

Ultrapar Participações S.A.

and the Selling Stockholders named in Schedule B hereto

c/o Ultrapar Participações S.A.

Avenida Brigadeiro Luiz Antônio, 1343

São Paulo, SP

Brazil

Ladies and Gentlemen:

Pursuant to the Contrato de Coordenação e Garantia Firme e Colocação de Ações Preferenciais de Emissão da Ultrapar Participações S.A. (the “Brazilian Underwriting Agreement”) dated the date hereof, between Ultrapar Participações S.A (the “Company”), a sociedade anônima organized under the laws of the Federative Republic of Brazil (“Brazil”), the persons named in Schedule B annexed hereto (the “Selling Stockholders”), Banco UBS S.A. (“Banco UBS”), Banco Pactual S.A. (together with Banco UBS, the “Brazilian Underwriters”) and Companhia Brasileira de Liquidação e Custódia, as custodian, the Company and the Selling Stockholders have agreed to sell, and the Brazilian Underwriters have agreed to underwrite, the respective numbers of shares (collectively, the “Firm Shares”) of preferred stock, without par value (the “Preferred Stock”), of the Company for sale in a public offering in Brazil (the “Brazilian Offering”). In addition, the Company has granted to Banco UBS the option to purchase from the Company up to, in the aggregate, an additional 1,180,450,698 shares of Preferred Stock (collectively, the “Additional Shares”) pursuant to the Brazilian Underwriting Agreement. The number of Firm Shares to be sold by each Selling Stockholder pursuant to the Brazilian Underwriting Agreement is set forth opposite each Selling Stockholder’s name in Schedule      to the Brazilian Underwriting Agreement. The Firm Shares and the Additional Shares collectively are referred to herein as the “Shares.”

Pursuant to this International Agency and Purchase Agreement, the Selling Stockholders and the underwriters and placement agents named in Schedule A annexed hereto (the “Underwriters” and the “Agents”, respectively), for whom UBS Securities LLC (“UBS”) is acting as representative, agree that the Underwriters intend to offer Shares outside Brazil (the “International Offering” and, together with the Brazilian Offering, the “Global Offering”). There may be reallocation of shares between the Brazilian Offering and the International Offering due to the verified demand for Shares and ADSs (as defined below) in the Global Offering.

Further, pursuant to this Agreement, the Selling Stockholders identified as ADS Selling Stockholders in Schedule B hereto (each, an “ADS Selling Stockholder,” and together, the “ADS Selling Stockholders”), propose to sell to the Underwriters, in the aggregate, [ • ] American Depositary Shares (“ADSs”), each ADS representing 1,000 shares of Preferred Stock (the “Firm ADSs”). In addition, solely for the purposes of covering over-allotments, the Company proposes to grant to the Underwriters an option to purchase from the Company up to an additional [ • ] ADSs, each ADS representing 1,000 shares of Preferred Stock (the “Additional ADSs”). The Firm ADSs and the Additional ADSs are hereinafter collectively sometimes referred to as the “ADSs.” The Shares and the ADSs are hereinafter collectively sometimes referred to as the “Securities.” The Securities are described in the Prospectus which is referred to below.

The ADSs will be evidenced by American Depositary Receipts (“ADRs”), to be executed and delivered pursuant to a deposit agreement (the “Deposit Agreement”), dated September 16, 1999, and effective as of each time of purchase, among the Company, The Bank of New York, as depositary (the

“Depositary”), and all owners and beneficial owners from time to time of ADRs evidencing ADSs issued thereunder. Unless the context otherwise requires, references to “ADSs” herein shall be deemed to exclude shares of Preferred Stock underlying such ADSs and the ADRs evidencing such ADSs.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form F-1 (File No. 333-122496) including a prospectus, relating to the Securities. The Company has furnished to UBS, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each thereof being herein called a “Preliminary Prospectus”) relating to the Securities. Except where the context otherwise requires, the registration statement, as amended when it becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.”

In connection with the Brazilian offering, the Company has prepared a preliminary prospectus dated [              ], 2005, including any and all exhibits thereto (the “Brazilian Preliminary Prospectus” and, together with any Preliminary Prospectuses, the “Preliminary Offering Documents”) and a final prospectus dated as of the date hereof, including any and all exhibits thereto (the “Brazilian Final Prospectus” and, together with the Prospectus, the “Final Offering Documents”). The Preliminary Offering Documents and the Final Offering Documents are referred to herein collectively as the “Offering Documents.”

As used herein, “business day” shall mean a day on which both the New York Stock Exchange and the Bolsa de Valores do Estado de São Paulo (“BOVESPA”) are open for trading.

The Company, the Selling Stockholders and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each of the Selling Stockholders, severally and not jointly, agrees to sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from each Selling Stockholder the respective number of Firm ADSs (subject to such adjustment as UBS may determine to avoid fractional shares) which bears the same proportion to the number of Firm ADSs to be sold by such Selling Stockholders as the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 11 hereof, in each case at a purchase price of $             per ADS. Each Selling Stockholder is advised by UBS that the Underwriters intend (i) to make a public offering of their respective portions of the Firm ADSs as soon after the effective date of the Registration Statement as in UBS’s judgment is advisable and (ii) initially to offer the Firm Shares and Firm ADSs upon the terms set forth in the Prospectus. UBS and Pactual Capital Corporation (“Pactual”) may from time to time increase or decrease the public offering price after the initial public offering to such extent as UBS may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have a one-time right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm ADSs to be purchased by each of them, all or a portion of the Additional ADSs as may be necessary to cover over-allotments made in connection with the offering of the Firm ADSs, at the same purchase price per share to be paid by the Underwriters to the ADS Selling Stockholders listed on Schedule B hereto for the Firm ADSs. This option may be exercised by UBS on behalf of the several Underwriters at any time on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of Additional ADSs as to which the option is being exercised, and the date and time when the Additional ADSs are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised. The number of Additional ADSs, as the case may be, to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional ADSs being purchased as the number of Firm ADSs set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm ADSs (subject, in each case, to such adjustment as UBS may determine to eliminate fractional shares), subject to adjustment in accordance with Section 11 hereof. In any case, the number of Additional Securities to be placed with or resold to investors in the United States shall not exceed 15% of the number of Firm Securities to be placed with or resold to investors in the United States.

2. Placement. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, each Agent agrees that it will place on a best effort basis the number of Firm ADSs indicated opposite its name in Schedule A hereto. Nothing in this Agreement shall be interpreted as a commitment by the Agents to purchase ADSs.

3. Payment and Delivery. Payment of the purchase price for the Firm ADSs shall be made to each of the Selling Stockholders by Federal Funds wire transfer, against delivery of the certificates for the Firm ADSs to UBS through the facilities of The Depository Trust Company (“DTC”), for the respective accounts of the Underwriters and the Agents. Such payment and delivery shall be made at 10:00 A.M., New York City time, on [April] [    ], 2005 (unless another time shall be agreed to by UBS and the Company and the Selling Stockholders or unless postponed in accordance with the provisions of Section 11 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.” Electronic transfer of the Firm ADSs shall be made to UBS at the time of purchase in such names and in such denominations as UBS shall specify.

Payment of the purchase price for the Additional ADSs shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm ADSs. Electronic transfer of the Additional ADSs shall be made to UBS at the additional time of purchase in such names and in such denominations as UBS shall specify.

Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of Clifford Chance US LLP, 31 West 52nd Street, New York, New York 10017, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm ADSs or the Additional ADSs, as the case may be.

4. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters and the Agents that:

(a) The Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are contemplated by the

Commission; each Preliminary Prospectus, at the time of filing thereof, complied in all material respects to the requirements of the Act; each of the last Preliminary Prospectus distributed in connection with the offering of the Shares did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the Registration Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Preliminary Prospectus, the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through UBS to the Company expressly for use in the Preliminary Prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the International Offering other than the Registration Statement, the Preliminary Prospectus and the Prospectus;

(b) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth under the heading “Actual” in the section of the Registration Statement and the Prospectus entitled “Capitalization” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth under the heading “As Adjusted” in the section of the Registration Statement and the Prospectus entitled “Capitalization”; all of the issued and outstanding shares of capital stock, including the Preferred Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right;

(c) the Company has been duly incorporated and is validly existing as a sociedade anônima under the laws of Brazil with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and the Deposit Agreement and any other document executed or delivered in connection herewith (together, the “Transaction Documents”) and to issue, sell and deliver the Shares as contemplated herein;

(d) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);

(e) the Company has no operational and material subsidiaries (as defined in the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than those identified in the Prospectus (collectively, the “Subsidiaries”); complete and correct copies of the certificates of incorporation and the by-laws of the Company and the Subsidiaries and all amendments thereto have been made available to UBS, and except as set forth in the exhibits to the Registration Statement no changes therein will be made subsequent to the date hereof and prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise described in this Section 4(e)) are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(f) the Shares have been duly and validly authorized and, when delivered or issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(g) the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(h) each of the Transaction Documents to which the Company is a party has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery thereof by each party to those documents (other than the Company), when executed and delivered by the Company, will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity and except for the enforcement of the indemnification provisions in Section 12 herein); and the descriptions of the Transaction Documents in the Final Prospectus fairly summarize the rights and obligations of the parties thereto;

(i) (i) neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective Estatuto Social or equivalent constitutive documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their properties may be bound or affected, except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect; and (ii) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) (A) the Estatuto Social or equivalent constitutive documents of the Company or any of the Subsidiaries, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect, or (C) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries;

(j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) registration of the Shares under the Act, which has been or will be effected, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or the Agents or under the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”), (iii) registration of the sale of the Shares with the Commissão de Valores Mobiliários (the “CVM”), (iv) authorization from the Central Bank of Brazil relating to the payment of the fees, commissions and expenses incurred in connection with the sale of Shares, (v) as may be required, approvals from the Central Bank of Brazil for any payment abroad pursuant to Section 12 hereof and (vi) as may be required, consents, approvals, authorizations, orders, registrations and qualifications of or with Brazilian governmental or regulatory authorities, which have not been obtained and are not obtainable as of the date hereof, as provided in the Deposit Agreement; and the approvals, authorizations, consents and filings set out in each of subsections (iii) through (vi) of this Section shall have been obtained prior to the time of purchase;

(k) except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Preferred Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Preferred Stock or shares of any other capital stock or other equity interests of the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the Global Offering, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any securities of the Company, or to include any such securities in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(l) each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the lack of such licenses, authorizations, consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(m) all material legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(n) except as disclosed in the Registration Statement and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge after due inquiry, contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(o) Deloitte Touche Tohmatsu Auditores Independentes, whose report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act;

(p) the audited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with Brazilian generally accepted accounting principles (“Brazilian GAAP”) and contain all required reconciliations to United States generally accepted accounting principles, in each case applied on a consistent basis during the periods involved; any pro forma financial statements or data included in the Registration Statement and the Prospectus comply with the requirements of Regulation S-X of the Act and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data set forth in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus that are not included as required; and the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(q) other than as disclosed to the Underwriters in writing, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and through and including any date as of which this representation is given, there has not been (i)

any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(r) the Company has obtained for the benefit of the Underwriters and the Agents the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of the Selling Stockholders and each of its directors and officers;

(s) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a “passive foreign investment company” or a “controlled foreign corporation” as such terms are defined in the Internal Revenue Code;

(t) the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described in the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, except as disclosed in the Registration Statement and the Prospectus, except where the failure to have such title or such liens, claims, security interests or other encumbrances would not, individually or in the aggregate, have a Material Adverse Effect; all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(u) the Company and the Subsidiaries own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement and the Prospectus as being owned or licensed by them or which are necessary for the conduct of their respective businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; (i) there are no third parties who have or, to the Company’s knowledge after due inquiry, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) there is no infringement by third parties of any Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property that could be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such claim; and (vi) there is no patent or, to the Company’s knowledge, patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property;

(v) neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of the Subsidiaries before any labor relations authority, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or, to the Company’s knowledge, threatened, except as disclosed in the Registration Statement and the Prospectus, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, except as disclosed in the Registration Statement and the Prospectus, and (ii) to the Company’s knowledge after due inquiry, (A) no union organizing activities are currently taking place concerning the employees of the Company or any of the Subsidiaries and (B) there has been no violation of any applicable federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(w) the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or, to the Company’s knowledge after due inquiry, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any pending or, to the Company’s knowledge, threatened, investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or, to the Company’s knowledge, threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(x) in the ordinary course of its business, the Company and each of the Subsidiaries reviews the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(y) all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith; the extent to which the Company has made reserves for such tax penalties, including those tax penalties for which the Company has made no reserves, in its consolidated financial statements is adequate;

(z) the Company and each of the Subsidiaries maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate and as previously disclosed to the Underwriters; such insurance insures against such losses and risks to an extent which is adequate to protect the Company and the Subsidiaries and their businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(aa) neither the Company nor any of the Subsidiaries has sustained since the date of the last audited financial statements included in the Registration Statement and the Prospectus any loss or interference with its respective business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, that has had or could be expected to have a Material Adverse Effect;

(bb) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the material contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement, that has had or could be expected to have a Material Adverse Effect;

(cc) the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with Brazilian GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(dd) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Board of Directors have been advised of: (i) any known significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any known fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any known material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(ee) the Company has provided to UBS and Pactual true, correct, and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and since July 30, 2002, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(ff) any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate;

(gg) neither the Company nor any of the Subsidiaries nor, to the Company’s knowledge after due inquiry, any employee or agent of the Company or the Subsidiaries has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any applicable law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement or the Prospectus;

(hh) neither the Company nor any of the Subsidiaries nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(ii) to the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement and the Prospectus;

(jj) the Company has the power to submit, and pursuant to Section 16 of this Agreement has legally, validly, effectively and irrevocably submitted, to the jurisdiction of any state court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York and to the waiver of jury provisions therein, and has the power to designate, appoint and empower, and pursuant to Section 16 of this Agreement, has legally, validly and effectively designated, appointed and empowered the Authorized Agent (as defined herein) for service of process in any suit or proceeding based on or arising under this Agreement in any state court of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York;

(kk) this Agreement is in proper legal form under the laws of Brazil for the enforcement thereof in Brazil against the Company, provided that to ensure the legality, enforcement or admissibility into evidence of this Agreement in Brazil it is not necessary for this Agreement to be filed or recorded with any court or other authority in Brazil or that any tax or fee be paid in Brazil on or in respect of this Agreement or any other document, other than court costs, including (without limitation) filing fees and except that (i) the signatures of the parties thereto shall have been notarized by a notary public licensed as such under the law of the place of signing and the signature of such notary public shall have been legalized by a Brazilian Diplomatic

Office, (ii) this Agreement shall have been translated into Portuguese by a sworn translator and (iii) this Agreement shall have been registered with the appropriate Registry of Titles and Documents in Brazil; and

(ll) except as set forth in the Prospectus or as otherwise disclosed to the Underwriters in writing, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters or the Agents to Brazil or to any political subdivision or taxing authority thereof or therein in connection with any payment to be made pursuant to any of the Transaction Documents, including, but not limited to, the facilitation of the placement of the Securities by the Underwriters and the Agents to the purchasers thereof in accordance with the Brazilian Underwriting Agreement and this Agreement.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

5. Representations and Warranties of the Selling Stockholders.

(a) Each Selling Stockholder, severally and not jointly, represents and warrants to each Underwriter and each Agent that:

(i) such Selling Stockholder now is and at the time of delivery of such Securities will be, the lawful owner of the number of Securities to be sold by such Selling Stockholder pursuant to this Agreement and has and, at the time of delivery thereof, will have valid and marketable title to such Securities, and upon delivery of and payment for such Shares, the Underwriters and purchasers of ADSs placed by the Agents will acquire valid and marketable title to such Securities free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

(ii) such Selling Stockholder has and at the time of delivery of such Securities will have, full legal right, power and capacity, and any approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver such Securities in the manner provided in this Agreement;

(iii) the execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, and the transfer of Preferred Stock to be represented by such Selling Stockholders’ ADSs (the “Underlying Shares”) to the account of the Depositary and the sale and delivery of the ADSs to be sold by such Selling Stockholder and the consummation of the transactions contemplated herein and therein and compliance by such Selling Stockholder with its obligations hereunder and thereunder do not and will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Stockholder (if such Selling Stockholder is a corporation), or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the ADSs representing such Underlying Shares;

(iv) this Agreement and the Custody Agreement among              , as custodian, and the Selling Stockholders (the “Custody Agreement”) have been duly executed and delivered by such Selling Stockholder and each is a legal, valid and binding agreement of such Selling Stockholder enforceable in accordance with its terms;

(v) when the Registration Statement becomes effective and at all times subsequent thereto through the latest of the time of purchase, additional time of purchase or the termination of the offering of the Securities, the Registration Statement and Prospectus, and any supplements or amendments thereto as relate to such Selling Stockholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the representations and warranties set forth in this Section 5(f) are limited to statements or omissions made in reliance upon information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto;

(vi) there are no material legal or governmental proceedings pending or to the best knowledge of such Selling Stockholder, threatened to which such Selling Stockholder is a party that would have a material adverse on the power or ability of such Selling Stockholder to perform its obligations under this Agreement and the Brazilian Underwriting Agreement or to consummate the transactions contemplated by the Prospectus;

(vii) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or which might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the ADSs pursuant to the distribution contemplated by this Agreement, and other than as permitted by the Act, such Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities;

(viii) such Selling Stockholder has duly and irrevocably authorized the Representatives of the Selling Stockholders, on behalf of such Selling Stockholder, to execute and deliver this Agreement and any other document necessary or desirable in connection with the transactions contemplated thereby and to deliver the Shares to be sold by such Selling Stockholder and receive payment therefor pursuant hereto; and

(ix) the sale of such Selling Stockholder’s Securities pursuant to this Agreement is not prompted by any material information concerning the Company which is not set forth in the Prospectus.

(b) Each of Lucio de Castro Andrade Filho, Paulo Guilherme Aguiar Cunha, Fabio Schvartsman, José Carlos Guimarães de Almeida and Pedro Wongschowski (the “Executive Selling Stockholders”), Ultra S.A. and Monteiro Aranha S.A. represents and warrants that, to the knowledge of such representing party, the representations and warranties of the Company set forth in Section 4 of this Agreement are true and correct in all material respects; such representing party has reviewed and is familiar with the Registration Statement and the Prospectus and, to the

knowledge of such representing party, none of the Registration Statement, the Prospectus and any amendments or supplements to the Registration Statement or the Prospectus includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

6. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as UBS or Pactual may designate and to maintain such qualifications in effect so long as UBS or Pactual may request for the distribution of the Shares; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise UBS and Pactual of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters and the Agents in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters and the Agents, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise UBS promptly and, if requested by UBS, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d) to advise UBS and Pactual promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise UBS and Pactual promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to provide UBS, Pactual and Underwriters’ and Agents’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which UBS or Pactual shall object in writing;

(e) subject to Section 6(d) hereof, to file promptly all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to provide UBS and Pactual with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify UBS and Pactual of such filing;

(f) if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(g) to advise the Underwriters and Agents promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 6(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters and Agents promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h) to make generally available to its security holders, UBS and Pactual an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) of the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than August 15, 2006;

(i) to furnish to UBS four copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters and to each Agent;

(j) to furnish to UBS promptly and, upon request, to each of the other Underwriters and to each Agent for a period of three years from the date of this Agreement (i) copies of any reports or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 20-F and 6-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with the CVM or BOVESPA, and (iv) such other information as UBS may reasonably request regarding the Company or the Subsidiaries; provided that the Company shall not be required to furnish such reports, communications, documents or other information to the extent that such reports, communications, documents or other information are publicly available via either the facilities of the Commission or the Company’s website;

(k) to furnish to UBS and Pactual as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 9(d) hereof;

(l) to apply the net proceeds from the International Offering in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(m) not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Preferred Stock or securities convertible into or exchangeable or exercisable for Preferred Stock or warrants or other rights to purchase Preferred Stock or any other securities of the Company that are substantially similar to Preferred Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Preferred Stock or securities convertible into or exercisable or exchangeable for Preferred Stock or other rights to purchase Preferred Stock or any other securities of the Company that are substantially similar to Preferred Stock for a period of 180 days after the date hereof (the “Lock-Up Period”), without the prior written consent of UBS, except for (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Preferred Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (iii) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus; provided that the restrictions of this Section 6(m) shall not restrict the issuance by the Company of a “usufruct” over Shares issued to officers and executives of the Company pursuant to the Company’s deferred stock compensation plan;

(n) to maintain the registration of the Company with the CVM as long as such registration is required under Brazilian law;

(o) to file any documents or reports with respect to the Preferred Stock required to be filed with the CVM or the BOVESPA in the time period required for such filing;

(p) for so long as any Preferred Stock remains outstanding and the Company remains a publicly-held company, (i) to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Preferred Stock, (ii) to maintain the listing of the Preferred Stock on the BOVESPA or a comparable securities exchange and (iii) unless the Company has delisted in accordance with then applicable NYSE and NASD rules and regulations, to take all such action necessary to maintain the ADS Facility, including complying with the provisions of the Deposit Agreement and obtaining or undertaking to obtain all necessary approvals from the Central Bank and the CVM;

(q) to conduct any delisting of the Preferred Stock in accordance with then-applicable U.S. federal and Brazilian law;

(r) within six months of the date of this Agreement, to enter into a binding agreement with the BOVESPA to join Level One or Level Two of the BOVESPA’s corporate governance scheme; and

(s) if the Underwriters exercise their over-allotment option to place any Additional Shares or purchase any Additional ADSs, to pay to the Underwriters a proportion of the expenses identified in Section 7(a) equal to the proportion that (i) the number of Additional Shares purchased plus shares of preferred stock underlying the Additional ADSs purchased bears to (ii) the number of Firm Shares plus the number of Additional Shares purchased plus the number of shares of preferred stock underlying the Firm ADSs plus the number of shares of preferred stock underlying the Additional ADSs purchased.

7. Certain Covenants of the Selling Stockholders. The Selling Stockholders agree with each Underwriter and each Agent as follows:

(a) the Selling Stockholders, in such proportions (aggregating 100%) as the number of Firm Shares to be sold by each such Selling Stockholder bears to the total number of Firm Shares or as they otherwise may determine among themselves, will pay all expenses, fees and taxes (other than any transfer taxes and fees and disbursements of counsel for the Underwriters except as set forth under Section 8 or 7(b) hereof) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, the Brazilian Preliminary Prospectus, the Brazilian Final Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the issuance, sale and delivery of the Shares by the Company and the Selling Stockholders, (iii) the word processing and/or printing of this Agreement, the Brazilian Underwriting Agreement and the Custody Agreement and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid and the printing and furnishing of copies of any blue sky surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange and any registration thereof under the Exchange Act, (vi) the filing for review of the public offering of the Shares by the NASD, (vii) the filing for review of the Brazilian Offering by the CVM, (viii) the fees and disbursements of any transfer agent or registrar for the Shares, (ix) the fees and disbursements of the depositary for the ADSs, (x) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors, including, without limitation, travel, lodging and other expenses incurred by the officers of the Company and the Company’s pro rata share of the cost of any aircraft chartered in connection with the road show and (xi) the performance of the Company’s and the Selling Stockholders’ other obligations hereunder; and

(b) the Selling Stockholders, in such proportions (aggregating 100%) as the number of Firm Shares to be sold by each such Selling Stockholder bears to the total number of Firm Shares or as they otherwise may determine among themselves, will pay all expenses duly incurred by the Underwriters, including but not limited to fees and disbursements of the Underwriters’ counsel, expenses incurred in connection with pre-marketing, and road show expenses other than those described in Section 7(a)(x) above, in an amount not to exceed US$435,000.

8. Reimbursement of Underwriters’ and Agents’ Expenses. If the Shares are not delivered for any reason other than (a) the termination of this Agreement pursuant to the fifth paragraph of Section 11 hereof, (b) the default by one or more of the Underwriters in its or their respective obligations hereunder or (c) the termination of this Agreement pursuant to the second paragraph of Section 10 hereof, the Selling Stockholders shall, in addition to paying the amounts described in Section 7(a) hereof, reimburse the Underwriters and the Agents for all of their out-of-pocket expenses, including the fees and disbursements of their counsel. If this Agreement is terminated pursuant to the second paragraph of Section 10 hereof, the Selling Stockholders shall pay the amounts described in Section 7(a) hereof and shall reimburse the Underwriters and the Agents for all of their out-of-pocket expenses, including the fees and disbursements of their counsel, in an amount not to exceed US$435,000.

9. Conditions of Underwriters’ and Agents’ Obligations. The several obligations of the Underwriters and the Agents hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company and each of the Selling Stockholders of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to UBS at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Davis Polk & Wardwell, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance reasonably satisfactory to Clifford Chance US LLP, counsel for the Underwriters, stating that:

(i) this Agreement has been duly executed and delivered by the Company;

(ii) the ADSs, conform to the descriptions thereof contained in the Registration Statement and the Prospectus;

(iii) the Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act; and the conditions to the use of Form F-1 have been satisfied;

(iv) the Registration Statement has become effective under the Act and, to such counsel’s knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424;

(v) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions contemplated hereby other than registration of the Shares under the Act (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

(vi) the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the laws of the State of New York or the federal laws of the United States applicable to the Company or any of the Subsidiaries;

(vii) to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending to which the Company or any of the Subsidiaries is a party or to which any of their respective properties is subject at law or in equity, before or by any governmental or regulatory commission, board, body, authority or agency of the State of New York or of the federal government of the United States which are required to be described in the Registration Statement or the Prospectus but are not so described;

(viii) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act or a “passive foreign investment company” or a “controlled foreign corporation” as such terms are defined in the Internal Revenue Code; and

(ix) the information in the Registration Statement and the Prospectus under the headings “Description of American Depositary Receipts” and “Taxation—U.S. Federal Income Tax Consequences”, insofar as such statements constitute a summary of documents or matters of law, and those statements in the Registration Statement and the Prospectus that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (ii) and (ix) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).

(b) The Company and the Selling Stockholders shall furnish to UBS at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Machado, Meyer, Sendacz e Opice Advogados, Brazilian counsel for the Company and the Selling Stockholders, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters and in form and substance satisfactory to Clifford Chance US LLP, counsel for the Underwriters, stating that:

(i) the Company has been duly incorporated and is validly existing as a sociedade anônima under the laws of Brazil, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(ii) each of the Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus;

(iii) this Agreement has been duly authorized, executed and delivered by the Company; this Agreement and the Custody Agreement have been duly executed and delivered by or on behalf of each of the Selling Stockholders;

(iv) the Shares have been duly authorized and validly issued and are fully paid and non-assessable;

(v) the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of statutory preemptive rights and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the Shares are free of statutory preemptive rights and, to such counsel’s knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(vi) all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and, except as otherwise stated in the Registration Statement and the Prospectus, are owned by the Company, in each case subject to no security interest, other encumbrance or adverse claim; and to such counsel’s knowledge, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(vii) the capital stock of the Company, including the Shares, conforms to the description thereof contained in the Registration Statement and the Prospectus;

(viii) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Shares and consummation by the Company of the transactions contemplated hereby other than (i) registration of the Shares under the Act, (ii) registration of the sale of the Shares with CVM, (iii) approval by the Central Bank and the CVM of the Deposit Agreement under Annex V to Resolution No. 1,289 of March 20, 1987, as amended by Resolution No. 1927 of May 18, 1992, of the National Monetary Council, (iv) authorization from the Central Bank relating to the payment of fees, commissions and expenses incurred in connection with the sale of Shares and (v) authorization for the trading of the Shares on the BOVESPA (except such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters);

(ix) to such counsel’s knowledge, there are no actions, suits, claims, investigations or proceedings pending to which the Company or any of the Subsidiaries is a party or to which any of their respective properties is subject at law or in equity, before or by any federal, state or local governmental or regulatory commission, board, body, authority or agency of Brazil which are required to be described in the Registration Statement or the Prospectus but are not so described;

(x) the information in the Registration Statement and the Prospectus under the headings “Business—Regulatory Matters,” “Business—Litigation,” “Description of Capital Stock,” “Principal and Selling Shareholders” and “Taxation—Brazilian Tax Consequences,” insofar as such statements constitute a summary of documents or matters of law, and those statements in the Registration Statement and the Prospectus that are descriptions of contracts, agreements or other legal documents or of legal proceedings, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information required to be shown;

(xi) each Selling Stockholder has full legal right and power, and has obtained any authorization or approval required by law (other than those imposed by the Act and the securities or blue sky laws of certain jurisdictions), to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder in the manner provided in this Agreement;

(xii) delivery of the Shares by each Selling Stockholder pursuant hereto will pass valid and marketable title thereto to the Underwriters, free and clear of any claim, lien, encumbrance, security interest, community property right, restriction on transfer or other defect in title;

(xiii) the execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under) the charter or by-laws of the Company or any of the Subsidiaries organized under the laws of Brazil, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state or local law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries organized under the laws of Brazil;

(xiv) to such counsel’s knowledge, neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its respective charter or by-laws, or any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or any federal, state or local law, regulation or rule or any decree, judgment or order applicable to the Company or any of the Subsidiaries that are organized in Brazil;

(xv) to such counsel’s knowledge, there are no material affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents have not been described in the Registration Statement or the Prospectus; and

(xvi) no person has the right, pursuant to the terms of any contract, agreement or other instrument described in or filed as an exhibit to the Registration Statement or otherwise known to such counsel, to cause the Company to include any shares of Preferred Stock or shares of any other capital stock or other equity interest of the Company in the Global Offering or any other public offering of securities, whether as a result of the filing or effectiveness of the Registration Statement or the actual sale of the Shares as contemplated thereby or otherwise.

In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters at which the contents of the Registration Statement and the Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except as and to the extent stated in subparagraphs (v), (vii) and (xi) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus or any supplement thereto at the date of such Prospectus or such supplement, and at the time of purchase or the additional time of purchase, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial data included in the Registration Statement or the Prospectus).

In rendering such opinion, such Brazilian counsel may rely as to matters of fact, to the extent they reasonably deem proper, upon certificates of responsible officers of the Company and the Subsidiaries and certificates of public officials.

(c) UBS shall have received from Deloitte Touche Tohmatsu Auditores Independentes “comfort” letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by UBS.

(d) UBS shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Clifford Chance US LLP, United States counsel for the Underwriters, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, as to the matters referred to in subparagraphs (iii) and (iv) and the last subparagraph of paragraph (a) of this Section 9.

(e) UBS shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion Mattos Filho, Veiga Filho, Marrey Jr. e Quiroga Advogados, Brazilian counsel for the Underwriters, addressed to the Underwriters and dated the time of purchase or the additional time of purchase, as the case may be, with reproduced copies for each of the other Underwriters, as to the matters referred to in subparagraphs (iv), (v), (viii) (with respect to the Shares only) the last subparagraph of paragraph (b) of this Section 9.

(f) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which UBS or Pactual objects in writing.

(g) The Registration Statement shall become effective not later than 5:30 P.M. New York City time on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement.

(h) Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(i) Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known.

(j) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to UBS a certificate of its Chief Executive Officer and its Chief Financial Officer to the form attached as Exhibit B hereto.

(k) UBS shall have received signed Lock-up Agreements referred to in Section 4(r) hereof.

(l) The Company and the Selling Stockholders shall have furnished to UBS such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as UBS may reasonably request.

(m) The Selling Stockholders will at the time of purchase deliver to UBS a certificate of the Representatives of the Selling Stockholders to the effect that the representations and the warranties of the Selling Stockholders as set forth in this Agreement are true and correct as of each such date.

10. Effective Date of Agreement; Termination. This Agreement shall become effective (i) if Rule 430A under the Act is not used, when UBS shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination by UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm ADSs, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company and the Subsidiaries taken as a whole, which would, in UBS’s judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange or BOVESPA; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS’s judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 10, the Company, the Representatives of the Selling Stockholders and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Securities, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholders, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholders, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7, 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to the Company and the Selling Stockholders under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

11. Increase in Underwriters’ Commitments. Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm ADSs to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm ADSs which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm ADSs the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm ADSs they are obligated to purchase pursuant to Section 1 hereof) the number of Firm ADSs agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Shares or ADSs shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as UBS may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares or ADSs, as the case may be, shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm ADSs set opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company and each of the Selling Stockholders agrees with the non-defaulting Underwriters that it will not sell any Firm ADSs hereunder unless all of the Firm ADSs are purchased by the Underwriters (or by substituted Underwriters selected by UBS with the approval of the Company or selected by the Company with UBS’s approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or UBS shall have the right to postpone the time of purchase for a period not exceeding ten business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term Underwriter as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A.

If the aggregate number of Firm ADSs which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm ADSs which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter (which term, for the purposes of this Section 12 and Section 13 only, shall include any Agent), its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through UBS to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 4 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein, or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares.

(b) Each of Ultra S.A., Monteiro Aranha S.A. and the Executive Selling Stockholders jointly and severally agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement of a material fact contained in Section 5 (b), provided, however, that the Executive Selling Stockholders shall only be liable for any untrue statement made by such Executive Selling Stockholders in Section 5(b) hereof to the extent by which the amount of any loss, damage, expense, liability or claim incurred by an indemnified Underwriter exceeds the sum of (x) the amount that the Company has paid such indemnified Underwriter pursuant to Section 12(a)(ii) hereof plus (y) the amount that Ultra S.A. and Monteiro Aranha S.A. have paid pursuant to this Section 12(b) The liability of each Executive Selling Stockholder under the indemnity agreement contained in this clause 12(b) shall be limited to an amount equal to the proceeds received by such Executive Selling Stockholder from the sale of Shares and ADSs in the Global Offering (net of discounts and fees payable to the Underwriters and net of expenses).

(c) Each of the Selling Stockholders jointly and severally agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement of a material fact contained in Section 5 (a).

(d) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, each Selling Stockholder and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through UBS to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

(e) If any action, suit or proceeding (each, a “Proceeding”) is brought against any person in respect of which indemnity may be sought pursuant to Section 12(a), (b), (c) or (d), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing of the institution of such Proceeding and the indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party or otherwise, except to the extent the indemnifying party shall not have otherwise learned of such Proceeding and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. Such indemnified party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party shall have been advised by counsel that there may be defenses available to it which are different from, additional to or in conflict with those available to indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the indemnifying party, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(f) If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a), (b), (c) and (d) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholders on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company and/or the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(g) The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint.

(h) The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Company and the Selling Stockholders contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers, any Selling Stockholder or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares. The Company, each of the Selling Stockholders and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholders, against any of the Company’s or Selling Stockholder’s officers or directors, as the case may be, in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

13. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the [             and             ] paragraphs under the caption “Underwriting” in the Prospectus constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 4 and 12 hereof.

14. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention: Syndicate Department; if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at                             , Attention:                             ; and if to the Selling Stockholders, shall be sufficient in all respects if delivered or sent to the Representatives of the Selling Stockholders at                 , Attention:                 .

15. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement. For the purposes of paragraph 2 of Article 9 of Brazilian Decree-Law No. 4,657 dated September 4, 1942, and for no other purpose or reason whatsoever, the transactions contemplated hereby have been proposed to the Company and the Selling Stockholders by the Underwriters.

16. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto. The Company and each of the Selling Stockholders hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party. Each of UBS, the Selling Stockholders and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each of the Selling Stockholders agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

17. Appointment of Agent for Service of Process. The Company and each Selling Stockholder that is a non-U.S. person or resident has appointed CT Corporation, 111 Eighth Avenue, 13th Floor, New York, NY 10011, United States of America for a period of three years from the date hereof as its Authorized Agent (the “Authorized Agent”), to accept and acknowledge on its behalf service of any and all process which may be served in any suit, action, proceeding or counterclaim in any way relating to, arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or federal court in the City of New York, New York, by the Underwriters, the directors, officers and employees of the Underwriters, or by any person who controls any of the Underwriters, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Company and each Selling Stockholder hereby represents and warrants that the Authorized Agent has accepted such appointments and has agreed to act as said Agent for service of process for the period indicated, and each of the Company and each Selling Stockholder agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.

18. Waiver of Immunity. This Agreement and any other documents delivered pursuant hereto or thereto, and any actions taken hereunder or thereunder, constitute commercial acts by the Company and by the Selling Stockholders. The Company and each Selling Stockholder irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself of any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and any document delivered pursuant hereto or thereunder, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdiction, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 18 shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

19. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Agents, the Selling Stockholders and the Company and to the extent provided in Section 12 hereof the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

20. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

21. Successors and Assigns. This Agreement shall be binding upon the Underwriters, each of the Selling Stockholders and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s, each the Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

22. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholders and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholders and the Underwriters, severally.

UBS SECURITIES LLC

By:
Title:

By:
Title:

PACTUAL CAPITAL CORPORATION

By:
Title:

CREDIT SUISSE FIRST BOSTON LLC

By:
Title:

ITAÚ SECURITIES INC.

By:
Title:

Accepted and agreed to as of the date first above written

ULTRAPAR PARTICIPAÇÕES S.A.

By:
Title:

Accepted and agreed to as of the date first above written

ULTRA S.A.

By:
Title:

Accepted and agreed to as of the

date first above written

[Fabio Igel]

Accepted and agreed to as of the

date first above written

[Marcia Igel Joppert]

Accepted and agreed to as of the

date first above written

[Rogerio Igel]

Accepted and agreed to as of the

date first above written

[Joyce Igel de Castro Andrade]

Accepted and agreed to as of the

date first above written

[Lucio de Castro Andrade Filho]

Accepted and agreed to as of the

date first above written

[Paulo Guilherme Aguiar Cunha]

Accepted and agreed to as of the

date first above written

[Fabio Schvartsman]

Accepted and agreed to as of the

date first above written

[José Carlos Guimarães de Almeida]

Accepted and agreed to as of the

date first above written

[Pedro Wongtschowski]

Accepted and agreed to as of the

date first above written

[Maria da Conceição de Moraes Coutinho Beltrão]

Accepted and agreed to as of the

date first above written

[Helio Marcos Coutinho Beltrão]

Accepted and agreed to as of the

date first above written

[Cristiana Coutinho Beltrão]

Accepted and agreed to as of the

date first above written

[Maria Coutinho Beltrão]

Accepted and agreed to as of the

date first above written

[Monteiro Aranha S.A.]

SCHEDULE A

Underwriter	Number of Firm ADSs
UBS SECURITIES LLC
PACTUAL CAPITAL CORPORATION
CREDIT SUISSE FIRST BOSTON LLC

Agent
ITAÚ SECURITIES INC.

Total

SCHEDULE B

Selling Stockholders

Fabio Igel
Marcia Igel Joppert
Rogerio Igel
Maria Teresa Igel
Joyce Igel de Castro Andrade
Lucio de Castro Andrade Filho
Paulo Guilherme Aguiar Cunha
Ana Maria Levy Villelalgel
Fabio Schvartsman
José Carlos Guimarães de Almeida
Pedro Wongtschowski
Maria da Conceição de Moraes Coutinho Beltrão
Helio Marcos Coutinho Beltrão
Cristiana Coutinho Beltrão
Maria Coutinho Beltrão
Monteiro Aranha S.A.

ADS Selling Stockholders	Number of Firm ADSs

Total

48